UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 1, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

949 Fell Street, Baltimore, Maryland	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, Dr. Benjamin S. Carson, Sr. tendered his resignation as a director and Chairman of the Board of Directors (the “Board”) of Vaccinogen, Inc., a Maryland corporation (the “Company”). Dr. Carson did not resign because of any disagreements with the Company on matters relating to its operations, policies, or practices.

Andrew L. Tussing, the Company’s President, Chief Executive Officer and current director was elected Chairman of the Board to fill the vacancy created by Dr. Carson’s resignation. Hakan Edstrom, a current director, was appointed to the Company’s Nominating and Corporate Governance Committee to fill the vacancy created by Dr. Carson’s resignation. Ronald Kaiser, a current director, was appointed to the Company’s Compensation Committee to fill the vacancy created by Dr. Carson’s resignation.

A copy of the press release announcing Dr. Carson’s resignation and Mr. Tussing’s election as Chairman of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 5, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: May 5, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

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Exhibit Index

Exhibit Number	Description

99.1	Press Release dated May 5, 2015

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